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Exhibit 23.10

Consent of Director Nominee

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to my being named in the Registration Statement on Form F-4 of Objet Ltd., and all amendments thereto (the "Registration Statement") and any related prospectus filed pursuant to Rule 424 promulgated under the Securities Act of 1933, as amended, or related proxy statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (including any amendments or supplements thereto), as a person anticipated to become a director of Objet Ltd. upon completion of the merger described therein, and to the filing of this consent as an exhibit to the Registration Statement.

/s/ EYAL DESHEH Eyal Desheh	Date: June 8, 2012

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  Exhibit 23.10
Consent of Director Nominee